EXHIBIT 5.1

FAEGRE BAKER DANIELS LLP

2200 Wells Fargo Center, 90 South Seventh Street

Minneapolis, Minnesota 55402

Telephone 612-766-7000

Fax 612-766-1600

June 8, 2012

Board of Directors

SPS Commerce, Inc.

333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

Re: SPS Commerce, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,200,000 shares (the “Shares”) of common stock, par value $0.001 per share, of SPS Commerce, Inc., a Delaware corporation (the “Company”), offered and to be offered pursuant to the SPS Commerce, Inc. First Amended and Restated Employee Stock Purchase Plan (the “Plan”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto. Based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company, has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when issued and sold as contemplated in the Registration Statement and related prospectuses and in accordance with the Plan, the Shares will be legally issued, fully paid and nonassessable.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

FAEGRE BAKER DANIELS LLP
/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman